Exhibit 3.2

THIRD AMENDED AND RESTATED

BYLAWS

OF

LEGACY RESERVES INC.

Effective as of December 11, 2019

ARTICLE I

Offices

Section 1.01.     Registered Office. The registered office and registered agent of Legacy Reserves Inc. (the “Corporation”) in the State of Delaware shall be as set forth in the Corporation’s certificate of incorporation as then in effect (as the same may be amended and/or restated from time to time, the “Second Amended and Restated Certificate of Incorporation”). The Corporation may also have such principal and other offices in such other places in the United States or elsewhere (and may change the Corporation’s registered agent) as the Board of Directors of the Corporation (the “Board”) may, from time to time, determine or as the business of the Corporation may require as determined by the Chief Executive Officer of the Corporation.

Section 1.02.     Place of Keeping Corporate Records.  The records and documents required by law to be kept by the Corporation permanently shall be kept at the Corporation’s principal office or as the Board may designate.

ARTICLE II

Meetings of Stockholders

Section 2.01.     Annual Meetings. An annual meeting of stockholders for the election of directors to succeed those directors whose terms then expire and for the transaction of such other business as may properly come before such meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board or a duly authorized committee thereof. Annual meetings of stockholders may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board or a duly authorized committee thereof shall determine and state in the notice of meeting. The Board or a duly authorized committee thereof may, in its sole discretion, determine that meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.15 in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). If no such place is designated by the Board, the place of meeting will be the principal business office of the Corporation. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board. At each annual meeting, the stockholders of the Corporation shall elect directors to hold office for the term provided in Section 3.02 of Article III of these Bylaws (these “Bylaws”).

Section 2.02.     Special Meetings. Except as otherwise required by law, special meetings of the stockholders of the Corporation may be called at any time for any purpose or purposes only by or at the direction of the Board or the Chairman of the Board and may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board or the Chairman of the Board shall determine and state in the notice of meeting. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board or the Chairman of the Board. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.03.     Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be delivered to the Corporation by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and the date on which such stockholder or proxy holder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its principal place of business or to an officer or agent of the Corporation having custody of the book in which the proceedings of meetings of stockholders of the Corporation are recorded. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 2.04.      Notice and Procedure of Stockholder Meetings.

(A)        Notice of Meetings.  Unless waived as provided in these Bylaws, whenever stockholders of the Corporation are required or permitted to take any action at a meeting, written notice of the meeting shall be given stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders of the Corporation may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the Second Amended and Restated Certificate of Incorporation or these Bylaws, such written notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation.  If electronically transmitted, then notice is deemed given when transmitted and directed to a facsimile number or electronic mail address at which the stockholder has consented to receive notice.  An affidavit of the secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.  When a meeting is adjourned to reconvene at the same or another place, if any, or by means of remote communications, if any, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

(B)        Annual Meetings of Stockholders.  Subject to that certain Stockholders Agreement of the Corporation, dated as of December 11, 2019 (as it may be amended from time to time, the “Stockholders Agreement”), nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.06 or (b) by or at the direction of the Board or any authorized committee thereof.

(C)        Special Meetings of Stockholders.  Subject to the Stockholders Agreement, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting by or at the direction of the Board or any committee thereof.

(D)        General.

(1)      The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. For purposes of this Section 2.04, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.05.   Quorum. Unless otherwise required by law, the Second Amended and Restated Certificate of Incorporation or the Stockholders Agreement, the holders of record of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders. At any meeting of stockholders of the Corporation, if less than a quorum be present, the chairman of the meeting or stockholders holding a majority in voting power of the shares of stock of the Corporation, present in person or by proxy and entitled to vote thereat, shall have the power to adjourn the meeting from time to time in accordance with Section 2.10.

Section 2.06.     Voting.  Except as otherwise provided by or pursuant to the provisions of the Second Amended and Restated Certificate of Incorporation or the Stockholders Agreement, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in any manner provided by applicable law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Unless required by the Second Amended and Restated Certificate of Incorporation or applicable law, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of the outstanding shares of stock present in person or represented by proxy and entitled to vote and voting on the subject matter shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law, of the rules or regulations of any stock exchange applicable to the Corporation, of any regulation applicable to the Corporation or its securities, of the Second Amended and Restated Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing sentence and subject to the Second Amended and Restated Certificate of Incorporation and the Stockholders Agreement, all elections of directors shall be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 2.07.     Chairman of Meetings.  The Chairman of the Board, if one is elected, or, in his or her absence or disability, the Chief Executive Officer of the Corporation, or in the absence of the Chairman of the Board and the Chief Executive Officer, a person designated by the Board shall be the chairman of the meeting and, as such, preside at all meetings of the stockholders.

Section 2.08.    Secretary of Meetings.  The Secretary of the Corporation shall act as secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the Chairman of the Board or the Chief Executive Officer shall appoint a person to act as Secretary at such meetings.

Section 2.09.     Adjournment.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed.  If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting. Notwithstanding the other provisions of these Bylaws, the chairman of the meeting may adjourn any meeting of stockholders for any reason, whether or not there is a quorum present.

Section 2.10.     Remote Communication.  If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(A)        participate in a meeting of stockholders; and

(B)        be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided that:

(1)       the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(2)     the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(3)        if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.11.   Ratification of Acts of Directors and Officers.  Except as otherwise provided by law or by the Second Amended and Restated Certificate of Incorporation, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares which would have been necessary to approve such transaction, contract or act at a meeting of stockholders of the Corporation, or by the written consent of stockholders of the Corporation in lieu of a meeting.

ARTICLE III

Board of Directors

Section 3.01.     Powers.  Except as otherwise provided by the Second Amended and Restated Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of its Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by the DGCL or the Second Amended and Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 3.02.    Number and Term; Chairman.  Subject to the Stockholders Agreement, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the Board. Directors shall be elected by the stockholders at their annual meeting, and the term of each director shall expire at the next succeeding annual meeting of stockholders unless otherwise provided in the Stockholders Agreement, with each director to hold office until his or her successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. Directors need not be stockholders. The Board shall elect from its ranks a Chairman of the Board (by a majority of the total number of directors then serving on the Board), who shall have the powers and perform such duties as provided in these Bylaws and as the Board may from time to time prescribe. The Chairman of the Board shall preside at all meetings of the Board at which he or she is present. If the Chairman of the Board is not present at a meeting of the Board, the Chief Executive Officer (if the Chief Executive Officer is a director and is not also the Chairman of the Board) shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting or is not a director, a majority of the directors present at such meeting shall elect one (1) of their members to preside over such meeting.

Section 3.03.    Resignations.  Any director may resign at any time upon notice given in writing or by electronic transmission to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. The resignation shall take effect at the time or upon the happening of any event specified therein, and if no specification is so made, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

Section 3.04.     Removal.  Subject to the Stockholders Agreement, directors of the Corporation may be removed in the manner permitted by applicable law.

Section 3.05.    Vacancies and Newly Created Directorships.  Subject to the Stockholders Agreement, vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with applicable law. Any director elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal or as otherwise provided in the Stockholders Agreement.

Section 3.06.    Meetings.  Subject to the Stockholders Agreement, regular meetings of the Board may be held at such places and times as shall be determined from time to time by the Board. Special meetings of the Board may be called by the Chief Executive Officer of the Corporation or the Chairman of the Board, and shall be called by the Chief Executive Officer or the Secretary of the Corporation if directed by the Board and shall be at such places and times as they or he or she shall fix. Notice need not be given of regular meetings of the Board.  Subject to the Stockholders Agreement, at least twenty-four (24) hours before each special meeting of the Board, either written notice, notice by electronic transmission or oral notice (either in person or by telephone) of the time, date and place of the meeting shall be given to each director.

Section 3.07.     Quorum, Voting and Adjournment.  Unless otherwise provided by the Second Amended and Restated Certificate of Incorporation or the Stockholders Agreement, a majority of the total number of directors shall constitute a quorum for the transaction of business. Unless otherwise provided in the Second Amended and Restated Certificate of Incorporation or the Stockholders Agreement, cumulative voting for the election of directors shall be prohibited. Except as otherwise provided by law, the Second Amended and Restated Certificate of Incorporation, the Stockholders Agreement or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.  Subject to the Stockholders Agreement, in the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

Section 3.08.     Committees; Committee Rules.  The Board may designate one or more committees, including but not limited to an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee, and, subject to the Stockholders Agreement, each such committee to consist of one or more of the directors of the Corporation. Subject to the Stockholders Agreement, the Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Subject to the Stockholders Agreement, any such committee, to the extent provided in the resolution of the Board establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; provided that no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing these Bylaws. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 3.09.   Action Without a Meeting.  Unless otherwise restricted by the Second Amended and Restated Certificate of Incorporation or the Stockholders Agreement, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed in the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10.    Remote Meeting.  Unless otherwise restricted by the Second Amended and Restated Certificate of Incorporation or the Stockholders Agreement, members of the Board, or any committee designated by the Board, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting pursuant to this Section 3.10.

Section 3.11.   Compensation.  Unless otherwise restricted by the Second Amended and Restated Certificate of Incorporation, the Stockholders Agreement or these Bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 3.12.   Reliance on Books and Records.  A member of the Board, or a member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV

Officers

Section 4.01.     Number.  The officers of the Corporation shall include a Chief Executive Officer and a Secretary, each of whom shall be elected by the Board and who shall hold office for such terms as shall be determined by the Board and until their successors are elected and qualify or until their earlier death, resignation, retirement, disqualification or removal.  New offices of the Corporation may be created and filled and vacancies in offices may be filled at any time, at a meeting or by the written consent of the Board. In addition, the Board may elect a Chief Financial Officer, President, one or more Vice Presidents, including one or more Executive Vice Presidents, Senior Vice Presidents, a Treasurer and one or more Assistant Treasurers and one or more Assistant Secretaries, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any number of offices may be held by the same person.

Section 4.02.     Other Officers and Agents.  The Board may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board. The Board may appoint one or more officers called a Vice Chairman, each of whom does not need to be a member of the Board.

Section 4.03.     Chief Executive Officer.  The Chief Executive Officer, subject to the determination of the Board, shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the Board has not elected a Chairman of the Board or in the absence or inability to act as the Chairman of the Board, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chairman of the Board, but only if the Chief Executive Officer is a director of the Corporation. The Chief Executive Officer may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board or by these Bylaws to some other officer or agent of the Corporation.  The Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his or her decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject only to the Board.

Section 4.04.     President.  The President, if any, shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board. In the absence of the Chief Executive Officer or in the event of his or her inability or refusal to act, if the Chairman of the Board or another individual has not been designated Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.  At all other times the President shall have the active management of the business of the Corporation under the general supervision of the Chief Executive Officer.  The President shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board, or by these Bylaws to some other officer or agent of the Corporation.

Section 4.06.     Chief Financial Officer.  The Chief Financial Officer, if any, shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board.

Section 4.07.    Vice Presidents.  Each Vice President, if any are elected, of whom one or more may be designated an Executive Vice President or Senior Vice President, shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board.

Section 4.08.      Treasurer.

(A)        The Treasurer, if any, shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board or its designees selected for such purposes. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers therefor. The Treasurer shall render to the Chief Executive Officer and the Board, upon their request, a report of the financial condition of the Corporation. If required by the Board, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board shall prescribe.

(B)        In addition, the Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to him or her by the Chief Executive Officer or the Board.

Section 4.09.     Secretary.  The Secretary shall: (A) cause minutes of all meetings of the stockholders and directors to be recorded and kept properly; (B) cause all notices required by these Bylaws or otherwise to be given properly; (C) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (D) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Chief Executive Officer or the Board.

Section 4.10.    Assistant Treasurers and Assistant Secretaries.  Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Chief Executive Officer or the Board shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Chief Executive Officer or the Board.

Section 4.11.      Corporate Funds and Checks.  The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board or its designees selected for such purposes. All checks or other orders for the payment of money shall be signed by the Chief Executive Officer, the Chief Financial Officer, the President, a Vice President, the Treasurer or the Secretary or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board.

Section 4.12.     Contracts and Other Documents.  The Chief Executive Officer and the Secretary, or such other officer or officers as may from time to time be authorized by the Board or any other committee given specific authority in the premises by the Board during the intervals between the meetings of the Board, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

Section 4.13.     Ownership of Equity Interests or Other Securities of Another Entity.  Unless otherwise directed by the Board, the Chief Executive Officer, the Chief Financial Officer, the President, a Vice President, the Treasurer or the Secretary, or such other officer or agent as shall be authorized by the Board, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of securityholders of any entity in which the Corporation holds securities or equity interests and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such securities or equity interests at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

Section 4.14.    Delegation of Duties.  In the absence, disability or refusal of any officer to exercise and perform his or her duties, the Board may delegate to another officer such powers or duties.

Section 4.15.     Resignation and Removal.  Any officer of the Corporation may be removed from office for or without cause at any time by the Board. Any officer may resign at any time in the same manner prescribed for directors under Section 3.03 of these Bylaws.

Section 4.16.     Vacancies.  The Board shall have the power to fill vacancies occurring in any office.

Section 4.15.      Compensation.  The Board shall have the authority to establish reasonable compensation of all officers for services to the Corporation.

ARTICLE V

Stock

Section 5.01.     Certificated Shares.  The shares of stock of the Corporation shall be represented by certificates; provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two authorized officers of the Corporation, including, but not limited to, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, certifying the number and class of shares of stock of the Corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile. The Board shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.

Section 5.02.    Uncertificated Shares.  If the Board chooses to issue uncertificated shares, the Corporation, if required by the DGCL, shall, within a reasonable time after the issue or transfer of uncertificated shares, send the stockholder a written statement of the information required by the DGCL. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates; provided that the use of such system by the Corporation is permitted by applicable law.

Section 5.03.    Transfer of Shares.  Subject to the Stockholders Agreement, shares of stock of the Corporation represented by certificates shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of capital stock of the Corporation that are not represented by a certificate shall be transferred in accordance with any procedures adopted by the Corporation or its agents and applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares requested to be transferred, both the transferor and transferee request the Corporation do so. Subject to the requirements of applicable law, the Corporation shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates representing shares of stock of the Corporation and uncertificated shares.

Section 5.04.     Lost, Stolen, Destroyed or Mutilated Certificates.  A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Corporation may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation (a) an affidavit setting forth, to the best of his, her or its knowledge and belief, the time, place, and circumstance of such loss, theft or destruction and/or (b) a bond, in such sum as the Corporation may direct, in order to indemnify the Corporation against any claims that may be made against the Corporation in connection therewith. A new certificate or uncertificated shares of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated upon the surrender by such owner of such mutilated certificate and, if required by the Corporation, the posting of a bond by such owner in an amount sufficient to indemnify the Corporation against any claim that may be made against it in connection therewith.

Section 5.05.      Fixing Date for Determination of Stockholders of Record.

(A)       In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B)        In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(C)       Unless otherwise restricted by the Second Amended and Restated Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 5.06.    Registered Stockholders.  Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock or notification to the Corporation of the transfer of uncertificated shares with a request to record the transfer of such share or shares, the Corporation may treat the registered owner of such share or shares as the person or entity entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such share or shares. To the fullest extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VI

Notice and Waiver of Notice

Section 6.01.     Notice.  If mailed, notice to stockholders shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL. If electronically transmitted, then notice is deemed given when transmitted and directed to a facsimile number or electronic mail address at which the stockholder has consented to receive notice.  An affidavit of the secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 6.02.     Waiver of Notice.  A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

Indemnification

Section 7.01.     Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 7.03 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 7.02.     Right to Advancement of Expenses.  In addition to the right to indemnification conferred in Section 7.01, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VII (which shall be governed by Section 7.03 (hereinafter an “advancement of expenses”)); provided, however, that, except as provided in Section 7.03 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall be responsible for an advancement of expenses in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board; provided, further, however, that, if the DGCL requires or in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made solely upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified or entitled to advancement of expenses under Section 7.01 and this Section 7.02 or otherwise.

Section 7.03.     Right of Indemnitee to Bring Suit.  If a claim under Section 7.01 or Section 7.02 is not paid in full by the Corporation within thirty (30) days after a written claim for indemnification or advancement of expenses has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

Section 7.04.      Indemnification Not Exclusive.

(A)      General. The provision of indemnification to or the advancement of expenses and costs to any indemnitee under this Article VII, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article VII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

(B)        Responsibility for Payment.

(1)       Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the indemnitee as a director and/or officer of the Corporation at the request of the indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article VII, irrespective of any right of recovery the indemnitee may have from the indemnitee-related entities. Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the indemnitee-related entities and no right of advancement or recovery the indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Corporation hereunder. In the event that any of the indemnitee-related entities shall make any payment to the indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee against the Corporation, and the indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this Section 7.04(B), entitled to enforce this Section 7.04(B).

(2)        For purposes of this Section 7.04(B), the following terms shall have the following meanings:

(a)      The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the indemnitee has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation.

(b)       The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the indemnitee shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Corporation pursuant to applicable law, any agreement, certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.

Section 7.05.     Nature of Rights.  The rights conferred upon indemnitees in this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 7.06.     Insurance.  The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 7.07.     Indemnification of Employees and Agents of the Corporation.  The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7.08.    Amendment.  Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.  The rights provided hereunder shall inure to the benefit of any indemnitee and such person’s heirs, executors and administrators.

Section 7.09.     Indemnification Under Stockholders Agreement.  Notwithstanding anything contained in this Article VII to the contrary, in the event of any inconsistency between the terms and conditions of this Article VII and those set forth in the Stockholders Agreement, the Stockholders Agreement shall govern.

ARTICLE VIII

Miscellaneous
Section 8.01.    Electronic Transmission.  For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8.02.     Corporate Seal.  The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.03.     Fiscal Year.  Unless otherwise determined by the Board, the fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

Section 8.04.     Section Headings.  Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 8.05.     Inconsistent Provisions.  In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Second Amended and Restated Certificate of Incorporation, the DGCL or any other applicable law or the Stockholders Agreement, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 8.06.     Loans.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board.  Such authority may be general or confined to specific instances.

Section 8.07.     Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board.

Section 8.08.    Deposits.  The funds of the Corporation may be deposited or invested in such bank account, in such investments or with such other depositaries as determined by the Board.

Section 8.09.     Annual Statement.  The Board shall present at each annual meeting, and at any special meeting of the stockholders of the Corporation when called for by vote of the stockholders of the Corporation, a full and clear statement of the business and condition of the Corporation.

ARTICLE IX

Amendments

Section 9.01.    Amendments.  The Board is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, these Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Second Amended and Restated Certificate of Incorporation or the Stockholders Agreement. Stockholders shall also have the power to make, repeal, alter, amend and rescind, in whole or in part, these Bylaws without any requirement to obtain separate Board approval.  No Bylaws hereafter made or adopted, nor any alteration or amendment thereto or repeal or rescission thereof, shall invalidate any prior act of the Board that was valid at the time it was taken.

CERTIFICATE OF ADOPTION OF BYLAWS

I hereby certify that:

I am the duly elected and acting General Counsel and Corporate Secretary of Legacy Reserves Inc., a Delaware corporation (the “Corporation”); and

The foregoing Third Amended and Restated Bylaws of the Corporation were adopted by the Board of Directors of the Corporation by Written Consent dated December 10, 2019 and said Bylaws are presently in effect.

In witness whereof, the undersigned has executed this Certificate of Adoption of Bylaws as of the 11th day of December, 2019.

/s/ Albert E. Ferrara, III
Albert E. Ferrara, III
General Counsel and Corporate Secretary